UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2019 (June 10, 2019)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, NY 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 10, 2019, Sequential Brands Group, Inc. (“Sequential” or the “Company”) completed its previously announced sale of 100% of the issued and outstanding equity interests of Martha Stewart Living Omnimedia, Inc. (“MSLO”), a Delaware corporation and a wholly-owned subsidiary of Sequential, for approximately $166 million in cash consideration at closing, plus additional amounts in respect of pre-closing accounts receivable that are received after the closing, subject to certain adjustments, to Marquee Brands LLC (the “Buyer”).  The sale was made pursuant to the equity purchase agreement (“Purchase Agreement”) entered into on April 16, 2019.  In addition, the Purchase Agreement provides for an earnout of up to $40 million if certain performance targets are achieved during each of the three calendar years ending December 31, 2020, December 31, 2021 and December 31, 2022.

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As a result of the transaction described in Item 2.01 above, Sequential made principal prepayments of $109.6 million on its Revolving Credit Facility and $44.4 million on its Tranche A-1 Term Loans in accordance with the terms under the Third Amended and Restated Credit Agreement, amended as of August 7, 2018, with Bank of America, N. A., as administrative and collateral agent and the lenders party thereto.

Item 7.01.  Regulation FD Disclosure

On June 11, 2019, Sequential issued a press release announcing the sale of MSLO and principal repayment on a portion of its Revolving Credit Facility described in Items 2.01 and 2.04, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Sequential under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

The pro forma financial information required under this Item 9.01(b) is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 11, 2019

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: June 13, 2019	By:	/s/ Peter Lops
	Name:	Peter Lops
	Title:	Chief Financial Officer